Exhibit 99.1
Dated            day of            , 2010
Joint Venture Agreement*
- by and between -
Diodes Hong Kong Holding Company Limited
Party A
- And -
Chengdu Ya Guang Electronic Company Limited
Party B
IN RESPECT OF
THE ESTABLISHMENT OF
DIODES TECHNOLOGY (CHENGDU) COMPANY LIMITED
Diodes Technology (Chengdu) Company Limited
A SINO-FOREIGN EQUITY JOINT VENTURE

*	Confidential treatment has been requested with respect to all the redacted portions of the Joint Venture Agreement, which has been filed separately with the Securities and Exchange Commission.

Table of Contents

Article 1.	General Provisions
Article 2.	Parties to the Agreement
Article 3.	Establishment of the Company
Article 4.	Purpose, Scope of Business and Scale of Operations
Article 5.	Total Amount of Investment and Registered Capital
Article 6.	Transfer of Equity Interest
Article 7.	Responsibilities of Each Party
Article 8.	Site
Article 9.	Board of Directors
Article 10.	Management Body
Article 11.	Labor Management
Article 12.	Taxes, Accounting, Audit and Profit Distribution
Article 13.	Confidentiality
Article 14.	Duration of the Company
Article 15.	Termination and Dissolution
Article 16.	Asset Disposition on Termination and Liquidation
Article 17.	Insurance
Article 18.	Amendment and Modification to the Agreement
Article 19.	Liability for Breach of the Agreement
Article 20.	Force Majeure
Article 21.	Changes in Law
Article 22.	Governing Law
Article 23.	Dispute Resolution
Article 24.	Language
Article 25.	Other Related Documents
Article 26.	Effectiveness of the Agreement and Miscellaneous

This JOINT VENTURE AGREEMENT (“Agreement”) is made in the city of Chengdu, Sichuan, People’s Republic of China (“PRC”) as of the _______day of _______, 2010, by and between Diodes Hong Kong Holding Company Limited, a limited holding company established and existing under the laws of Hong Kong, with its legal address at Unit 511 5/F Tower 1, Silvercord 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong (hereinafter referred to as “Party A”), and Chengdu Ya Guang Electronic Company Limited, a limited liability company established and existing under the laws of PRC in the city of Chengdu, Sichuan province, with its legal address at 66 Dong Hong Road, Chenghua district, city of Chengdu, Sichuan province, PRC (herein after referred to as “Party B”). Party A and Party B shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”
Article 1 General Provisions
After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to establish an equity joint venture (“EJV”) in accordance with the Law of PRC on Sino-Foreign Joint Venture and its implementing rules, the Company Law of the PRC as well as other relevant PRC laws and regulations, and the provisions of this Agreement.
Article 2 Parties to the Agreement
2.1 Parties to this Agreement are as follows:
Diodes Hong Kong Holding Company Limited, a limited holding company established and existing under the laws of Hong Kong, with its legal address at Unit 511 5/F Tower 1, Silvercord 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong, and its Chairman of the Board of Directors being Dr. Keh-Shew Lu, a United States of America national.
Chengdu Ya Guang Electronic Company Limited, a limited liability company established and existing under the laws of PRC in the city of Chengdu, Sichuan province, PRC, with its legal address located at 66 Dong Hong Road, Chenghua district, city of Chengdu, Sichuan province, PRC, and its legal representative being Mr. He Fang, a PRC national.
2.2 Party A represents and warrants to Party B as follows:
          (a) Party A is a legal entity duly established and validly existing under the laws of Hong Kong, with the capability of independently assuming its legal responsibilities;
          (b) The acts of Party A pursuant to this Agreement are purely civil acts under the law and not those of government or exercising state authority. Party A enjoys no immunity (including, but not limited to, immunity from litigation, arbitration and mandatory enforcement) in any dispute arising out of this Agreement or any means of resolving such disputes (including, but not limited to, court trial and arbitration and mandatory enforcement); and
          (c) The signing and performance of this Agreement by Party A does not violate any laws of Hong Kong, or any of Party A’s corporate documents, and has been duly authorized by its Board of Directors.
2.3 Party B represents and warrants to Party A as follows:
          (a) Party B is a legal entity duly established and validly existing under the laws of PRC, with the capability of independently assuming its legal responsibilities:

          (b) The acts of Party B pursuant to this Agreement are purely civil acts under the law and not those of government or exercising state power. Party B enjoys no immunity (including, but not limited to, immunity from litigation, arbitration and mandatory enforcement) in any dispute arising out of this Agreement or any means of resolving such disputes (including, but not limited to, court trial and arbitration and mandatory enforcement);
          (c) The signing and performance of this Agreement by Party B does not violate any PRC laws or any of Party’s B’s corporate documents, and has been duly authorized by its Board of Directors.
Article 3 Establishment of the Company
3.1 The name of the joint venture company to be established in accordance with this Agreement (the “Company”) shall be:
Name in Chinese (Pinyin):
Name in English: Diodes Technology (Chengdu) Company Limited
Address: No. 1 Standard Factory, 8 Kexin Road, Chengdu Hi-Tech Zone (West Park), Chengdu, Sichuan, PRC.
3.2 The Company may establish branch offices abroad or in the other cities or areas in PRC based on resolutions of the Board of Directors made under Article 9 hereof and after obtaining the requisite approvals under the laws and regulations of PRC.
3.3 The Company shall acquire the status of an enterprise legal person after the registration and issuance of a business license in PRC. It shall observe the applicable laws, regulations and relevant rules in PRC.
3.4 The Company shall operate with limited liability. Each Party assumes limited liability to the extent of its respective capital contribution subscribed thereto, and share of the profits of the Company in accordance with relevant provisions of this Agreement. The Company assumes the responsibility for the indebtedness of the Company to the extent of its assets. No Party shall have any liability to the Company, other than the requirement to make such contribution, or to any third party in connection with the activities of the Company either jointly or severally, unless otherwise agreed to in writing by the Parties or provided by laws. In no event shall any Party be responsible for any losses, risks, liabilities or obligations whatsoever resulting from any act of the other Party.
Article 4 Purpose and Scope of Business of the Company
4.1 The purposes of the Company are as follows: strengthen economic cooperation, absorb overseas capital, purchase overseas advanced technology and equipment, fully develop the potential of the Parties to adopt scientific management methods, develop new products and new inventions, explore international markets, increase exports, improve quality, increase productivity and lower costs, raise economic results, operate profitably and ensure satisfactory financial and economic benefits for each Party.
4.2 The business scope of the Company is to provide surface mounting component production, assembly and testing, and integrated circuit assembly and testing work.
Article 5 Total Amounts of Investments and Registered Capital
5.1 The initial registered capital of the Company is USD 50 million.

5.2 The initial registered capital of the Company shall be contributed in the following manners:
     USD 47.5 million by Party A, an amount equal to 95% of the registered capital of the Company; and
     USD 2.5 million by Party B, an amount equal to 5% of the registered capital of the Company.
5.3 All Parties shall contribute their registered capital in cash. No Party shall be entitled to receive any interest on its capital contribution.
5.4 Each Party shall initially inject twenty percent (20%) of its respective contribution in the initial registered capital of the Company within one hundred and eighty (180) calendar days from the date of issuance of the business license of the Company. The remaining eighty percent (80%) of the initial registered capital shall be contributed in full within two (2) calendar years from the date of the issuance of the business license of the Company or within thirty (30) calendar days of receipt of a written request therefore from the Company.
5.5 The registered capital of the Company will be increased as follows:
5.5.1 At the end of the [REDACTED]* year from the date of issuance of the business license of the Company, the registered capital of the Company shall be increased to [REDACTED]*.
5.5.2. At the end of the [REDACTED]* year from the date of issuance of the business license of the Company, the registered capital of the Company shall be increased to [REDACTED]*.
5.5.3 Except as otherwise stated in the terms of Sub-sections 5.5.1 and 5.5.2, the Parties hereby agree that, at any time during the term hereof, and at the proposal of any Party and after approval of the Board of Directors and relevant authorities, the registered capital shall be increased as needed by the Company for the purpose of expanding the business or operation of the Company, provided that such increase is in compliance with the purpose and within the scope of the business of the Company as stated in sub-Sections 4.1 and 4.2 above, as amended.
5.5.4 If registered capital of the Company is to be increased under Sub-sections 5.5.3 and 5.6, and subject to Sub-section 5.5.3 above, both Parties shall make and cause their appointed directors on the Board of Directors to approve the necessary resolutions for such increase and the related change described in sub-section 5.6 above and complete the implementation of such increase and the related change.
5.5.5. All Parties shall negotiate in good faith a reasonable timeline with each other, and may only adjust such timeline with the prior written approval of the other Party, to realistically complete the increase under this Section 5.5 of the Agreement in the registered capital of the Company.
5.6 Each Party shall have the priority right to contribute to any initial registered capital of the Company as stated in Section 5.2 or increase in the registered capital as stated in Sub-sections 5.5.1, 5.5.2 and 5.5.3 above in proportion to each Party’s then percentage of ownership of the registered capital of the Company. If a Party declines to exercise its priority right of contribution or fails to make such initial or additional contribution within the time required under the relevant Board resolutions made hereunder, the other Party shall have the first right to contribute and to make such initial or additional contribution as to any portion of the initial or increased registered capital not subscribed by the former. Whether or not any Party declines to exercise its priority right of contribution or fails to make such initial or additional contribution, a revised percentage of ownership of the Company between Parties shall be determined in accordance with the then overall cumulative contribution of each Party to the total registered capital of the Company.

*	Confidential treatment has been requested with respect to all the redacted portions of the Joint Venture Agreement, which has been filed separately with the Securities and Exchange Commission.

5.7 The total amount of investment of the Company will be increased as follows:
5.7.1. At the end of the [REDACTED]* year from the date of issuance of the business license of the Company, the total amount of the investment of the Company shall be increased to [REDACTED]*.
5.7.2 At the end of the [REDACTED]* year from the date of issuance of the business license of the Company, the total amount of the investment of the Company shall be increased to [REDACTED]*.
5.7.3 The Company shall determine a reasonable timeline and adjust such timeline as necessary from time to time to realistically complete the increase in the total amount of the investment of the Company under this Sub-sections 5.7.1 and 5.7.2 of this Agreement.
5.7.4 If the total amount of investment of the Company was unable to timely increase to such level as stated in Sub-section 5.7.1 or Sub-section 5.7.2, then each Party may promptly contribute in cash or in another equally valuable form as determined by the Board of Directors of the Company to achieve such level of increase in Sub-section 5.7.1 or Sub-section 5.7.2.
5.8 After each Party has made its respective contribution to the registered capital of the Company under Sections 5.4, 5.5 or 5.6 of the Agreement, the Company shall, on the basis of a verification report made by a Certified Public Accountant registered in PRC, issue to such Party an investment certificate evidencing payment of the total amount of its contribution as of the date of the latest contribution.
Article 6 Transfer of Equity Interest
6.1 If any Party (the “Selling Party”) desires to sell, transfer, assign, hypothecate, pledge, create any interest in or otherwise dispose of all or any part of its interest in the Company (the interest to be transferred hereinafter referred to as the “Interest”), the Selling Party shall follow the procedure set forth below:
(a)
If any third party (a “Third Party Offeror”) offers to acquire from the Selling Party any Interest, then the Board of Directors shall determine if the Third Party Offeror is a competitor of the other Party.

(1)
If the Board of Directors determines that the Third Party Offeror is a competitor of the other Party, then the Board of Directors’ prior approval to the proposed transfer of the Interest will be required.

(2)
If the Board of Directors determines that the Third Party Offeror is not a competitor of the other Party, then the Selling Party may make the proposed transfer of the Interest to the Third Party Offeror, provided that:

(i)
The Selling Party first shall deliver to the other Party a written notice, which shall describe the Interest to be transferred and the terms and conditions of the transfer. The other Party shall have the right to acquire all or any part of the Interest to be transferred by notifying the Selling Party in writing of its intention to acquire all or a portion of the

*	Confidential treatment has been requested with respect to all the redacted portions of the Joint Venture Agreement, which has been filed separately with the Securities and Exchange Commission.

Interest within twenty (20) business days after receiving the written notice of the Selling Party. If the purchase price offered by the Third Party Offeror is less than one point five times (1.5x) the Net Asset Value of the Interest to be transferred, the other Party shall have the right to purchase all or any part of such Interest on the same terms and conditions as the Third Party Offeror. If the purchase price offered by the Third Party Offeror is above one point five times (1.5x) the Net Asset Value of the Interest to be transferred, the other Party shall have the right to purchase all or any part of such Interest at one point five times (1.5x) the Net Asset Value of the Interest to be transferred. If the other Party declines to purchase any portion of such Interest, the remaining portion can be sold to the Third Party Offeror on the terms and conditions set forth in the Selling Party’s notice. The term “Net Asset Value” shall mean the Company’s total assets minus its total liabilities as stated in the Company’s audited financial statements examined by a Certified Public Accountant registered in PRC.

(b)
Any determination or approval by the Board of Directors under this Section 6.1 shall be in a written consent or by resolution adopted at a duly convened Board meeting, along with any necessary approval of the examination and approving authority.

(c)
In the event the Board of Directors approves the transfer of the Interest to a Third Party Offeror, the Interest shall continue to be and remain subject to all the terms and conditions of this Agreement, and all references in this Agreement to the Selling Party shall include any such third party, and any such third party shall execute a writing obligating it to comply with this Agreement.

6.2 Subject to Section 6.1, any Party desires to sell, transfer, assign, hypothecate, pledge, create any interest in or otherwise dispose of all or part of its Interest may so exercise under the condition of not affecting the Company’s ability to continue to operate under its business license as a foreign investment enterprise and in accordance with the PRC law.
6.3 Subject to Section 6.1, the Selling Party shall provide the other Party with a duplicate of the executed written Interest transfer agreement with the transferee no later than ten (10) working days before the date of such an execution.
6.4 Subject to Section 6.1, all Parties agree that each Party shall have right to purchase the entire Interest of the other Party in the Company where the PRC laws and/or policies allow and under reasonable purchase terms and conditions as determined by the Board of Directors of the Company. If any Party desires to exercise such right, it shall issue a written request to the other Party and all Parties shall use their best efforts to finish such Interest transfer within ninety (90) days from the date of the issuance, subject only to delays caused by obtaining necessary government approvals.
6.5 Neither the business of the Company nor the performance of this Agreement, the appendices hereto, and any other contracts or agreements between the Parties shall be interrupted by any such sale, transfer, assignment, hypothecation, pledge, creation of any interest in or disposition of all or any part of any Party’s Interest.
6.6 The transfer of Interest or increase of capital for the Company shall be subject to the approval of the Examination and Approving Authority as required by PRC law.
Article 7 Responsibilities of Each Party
7.1 Party A shall:

(a)	Make its contribution to the registered capital of the Company on time as prescribed under the relevant terms of this Agreement;

(b)
Act and cause its directors to act at all times in good faith with respect to all matters relating to the business of the Company and this Agreement and any other contracts and agreements made pursuant to this Agreement;

(c)	Assist the Company in training its staff and works;

(d)	Provide necessary qualified and experienced personnel to the Company and assist in recruiting of managerial, technical and operational personnel of the Company; and

(e)	Handle other matters set forth in this Agreement or entrusted to Party A by the Company from time to time.
7.2 Party B shall:
(a)	Make its contribution to the registered capital of the Company on time as prescribed under the relevant terms of this Agreement;

(b)
Act and cause its director(s) to act at all times in good faith with respect to all matters relating to the business of the Company and this Agreement and any other contracts and agreements made pursuant to this Agreement;

(c)	Assist the Company in obtaining all approvals, registrations, licenses and certificates which are necessary for incorporation, its organization and the operation of its business;

(d)	Assist the Company to implement water, electricity, transportation and other necessary infrastructure;

(e)
Assist the Company in applying for all required approvals and registrations as well as obtaining business licenses, tax registration certificates and other related Company matters from relevant Chinese authorities; and

(f)	Handle other matters set forth in this Agreement or entrusted to Party B by the Company from time to time.
Article 8 Site
The Parties agree that the Company will initially lease a workshop at the Sichuan Chengdu Export Processing Zone (“EPZ”) of the west park of the Chengdu Hi-Tech Industrial Development Zone (“CDHT”) for no more than three (3) years, and the Company will at the same time build its own permanent workshop located at the same location on the land in the EPZ of the west park of CDHT to be acquired by the Company from the Management Committee of the CDHT. Detail of the agreements between the Company and CDHT, please see Article 2.1 of the Investment Cooperation Agreement between the Company and CDHT. Upon the completion of the Company’s own permanent workshop, the Company shall promptly move all equipment and operations from the leased workshop into the Company’s permanent workshop and close its leased workshop. Each Party agrees that it will cause the Company to enter into the relevant lease and purchase agreements with the Management Committee of the CDHT in the Company’s own name immediately after the Company is duly established.
Article 9 Board of Directors
9.1 The Board of Directors of the Company shall be established on the date on which the business license of the Company is issued.
9.2 The Board of Directors shall consist of five (5) directors. Party A shall appoint four (4) directors if Party A owns at least sixty-five percent (65%) of the registered capital of the Company, and Party B shall appoint one (1) director if Party B owns at least one percent (1%) of the registered capital of the Company. The Board of Directors shall have a Chairman (hereinafter referred to as the “Chairman”) and a Vice-Chairman (hereinafter referred to as the “Vice-Chairman”). One of the directors appointed by Party A shall be appointed the Chairman, and the director appointed by Party B shall be appointed the Vice-Chairman. The term of appointment for the Chairman, the Vice-

Chairman and each of the directors is one (1) year and may be unilaterally renewed by the original appointing Party by serving the Board of Directors of the Company a written notice. At the end of each term of appointment for Board of Directors, Parties shall determine whether to reapportion the number of appointment of directors by each Party, based on the ratio of each Party’s percentage of ownership of the registered capital of the Company at that time. In case a position of director becomes vacant, such vacancy shall be filled by a candidate nominated by the original appointing Party by serving the Board of Directors of the Company a written notice. Any Party, at any time and for any reason, is entitled to remove the director appointed by such Party and appoint any other person to act as director for the remaining term of such removed director.
9.3 The business and affairs of the Company shall be managed, and all corporate powers shall be exercised, by or under the discretion of the Board of Directors, which shall at least approve a written resolution or meet in person once a year. Only those decisions, pertaining to issues or items as otherwise specifically stipulated in this Agreement, the Articles of Association of the Company (“Articles”) or as required pursuant to PRC laws and regulations, that require to be unanimously agreed by the Board of Directors shall be decided upon unanimous resolutions of the Board of Directors. With respect to all other issues or items, the decision shall be made upon a simple majority vote of the Board of Directors pursuant to PRC law.
9.4 The Chairman shall be the legal representative of the Company. Should the Chairman be unable to perform his/her responsibilities, the Chairman shall authorize in writing another person to perform such duties for him/her. Any contract, certificate, statement, or other instrument in writing, executed or entered into between the Company and any other person or entity, shall be binding on the Company when signed by the Chairman.
9.5 The matters concerning the meeting, procedures and rules and operations of the Board of Directors shall comply with the relevant provisions as stipulated in Chapter 4 of the Articles.
9.6 Except as specified in this Agreement, the Articles or as required pursuant to PRC laws and regulations, no Party is entitled to remuneration for services rendered or goods provided to the Company. However, any reasonably incurred costs by a director associated with meetings of Board of Directors shall be reimbursed by the Company. Other than such reimbursement, directors shall not receive any remuneration from the Company for the performance of directors’ duties.
9.7 The Board of Directors of the Company shall not be liable to the Company or to any Party for any loss or damage sustained by the Company or any Party, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or knowing violation of law by any director of the Board of Directors of the Company.
Article 10 Management Body
10.1 The Company shall establish an operation and management body to be responsible for its daily operation and management. Such operation and management body shall be headed by the general manager of the Company (the “General Manager”), and be constituted by such General Manager and other managers as may be appointed by the General Manager with Board of Directors’ approval.
10.2 The term of office of the General Manager shall be one (1) year and is renewable if he or she is continuously employed.
10.3 The duties of the General Manager are stated in the Articles, including, but not limited to, carrying out all resolutions of the Board of Directors and organizing and conducting the daily operations and management of the Company pursuant to the Articles. With the Board of Directors’ approval, the General Manager may designate department managers as needed to handle matters assigned by the General Manager and report to the General Manager.

10.4 The Company shall also have a deputy general manager of the Company (the “Deputy General Manager”). The term of office of the Deputy General Manager shall be one (1) year and is renewable if he or she is continuously employed. The Deputy General Manager shall assist the General Manager in carrying out his functions and duties.
10.5 Both the General Manager and the Deputy General Manager will be nominated by Party A and then employed by the Board of Directors of the Company. The terms and conditions of the employment of the General Manager and the Deputy General Manager shall be determined and approved by the Board of Directors of the Company. The Parties shall cause their directors on the Board of Directors of the Company to vote for such employment. The General Manager and the Deputy General Manager can be replaced and dismissed by the Board of Directors in accordance with the Articles.
10.6 Except as specified in this Agreement, the Articles or as required pursuant to PRC laws and regulations, any reasonably incurred costs by the operation and management body of the Company for its daily operation and management shall be reimbursed by the Company.
Article 11 Labor Management
The recruitment, employment, termination, compensation, labor insurance, welfare, rewards, penalties and other related matters shall be handled in accordance with the pertinent stipulations of the Joint Venture law, the Labor Law, the Labor Contract of PRC and other relevant published national and local rules and regulations. Regarding the Company’s staff and workers, the Company shall sign written labor contracts with related staff and workers of the Company as deemed necessary by the Board of Directors of the Company in the best interest of the Company and/or as required by PRC law and regulations.
Article 12 Taxes, Accounting, Audit and Profit Distribution
12.1 The Company shall pay taxes in accordance with the provisions of relevant PRC laws and regulation.
12.2 The Company shall withhold individual income tax for its employees in accordance with the relevant PRC tax law.
12.3 Allocations for reserve funds, enterprise development funds and bonus and welfare funds for employees of the Company shall be set aside in accordance with the applicable laws and regulations. The annual proportion of allocation shall be decided by the Board of Directors pursuant to applicable laws and regulations and based on the business condition of the Company.
12.4 The fiscal year of the Company shall be from January 1 to December 31 of each year. All reports and accounting books shall be written in both Chinese and English, but the Chinese version of all reports and accounting books shall prevail in case of any dispute to any such documents’ interpretation.
12.5 Audit of the annual financial report of the Company shall be conducted by the independent Certified Public Accountants registered in PRC as confirmed and retained by the Board of Directors and the report must be submitted to the Parties, Board of Directors as well as the general manager. Party A hereto shall have the right to designate accountants with its formal authorization to audit or check the financial records of the Company at any time at its own expenses. Party B shall require a prior written consent of Party A before Party B shall have the right to designate accountants with formal authorization to audit or check the financial records of the Company at Party B’s own expenses.

12.6 The Parties shall share the profits in proportion to each Party’s actual percentage of ownership of the registered capital of the Company and according to the resolutions of the Board of Directors.
12.7 Within the first three (3) months of each fiscal year, the general manager shall, in accordance with the relevant provisions of the Articles, arrange for the preparation of the balance sheet and profit and loss statement of the previous year, and the proposal regarding the distribution of profits, if any, and submit them to the Board of Directors for examination and approval.
12.8 The Company will take USD for account book keeping.
12.9 No distribution of profits is allowed by the Company if a previous loss through the end of the prior year is not made up.
12.10 The Company may retain profits earned, and no distribution of profits is required by the Company at any time unless a majority of the Board of Directors authorize and approve in writing such distribution of profits.
12.11 Matters concerning the foreign exchange of the Company shall be handled in accordance with the laws and regulations with respect to foreign exchange, and the law of PRC on Sino-Foreign Enterprises and its detailed rules for implementation.
Article 13 Confidentiality
13.1 The Parties hereto shall have the obligation not to disclose to any third party any materials or information with respect to confidential information of the Company. Confidential information of the Company shall include, but not be limited to, intellectual property right, proprietary technology, patented technology and other technology, know-how, formula and methods, computer programs, software, the development and design, delivery of service, related training materials, list of customers and suppliers blueprint, materials and information on sale and marketing, financial materials and information, and restricted internal documents.
13.2 Any Party to this Agreement or any third party may lawfully provide to the Company technology or proprietary technology pertaining to the operation of the Company. The Parties agree that all such technology and proprietary technology, unless their ownership rights have been transferred to the Company in writing, shall remain the property of the Party or third party providing the technology. All the Parties agree to assume an obligation of confidentiality with respect to such technology as described above.
13.3 Confidential information obtained by a Party may be disclosed by that Party only to its designated employee whose duties require such disclosure for the implementation of this Agreement. In that case, such Party shall take all reasonable precautions to prevent such employee from using confidential information for his or her personal benefit and to prevent any unauthorized disclosure of such confidential information to any third party. Each Party undertaking the obligation of confidentiality under this Article shall include such Party itself and personnel appointed by it to the Company including its shareholders, directors, and managers. Any breach by such personnel of the obligation of confidentiality of a Party hereunder shall be deemed the breach of such Party of the confidentiality obligations. However, the above obligations and restrictions regarding confidential information shall not apply to the following information or situation:
(a) information generally available to the public before disclosure to any Party under this Agreement; and
(b) information that is in the possession of any Party before disclosure to such Party under this Agreement as evidenced by written records of such a Party; and
(c) information that becomes generally available to the public without default by either Party under this Agreement; and

(d) information that is developed by or for either Party by individuals who have not received, directly or indirectly, confidential information disclosed under this Agreement;
(e) information that is disclosed to either Party without an obligation of confidentiality, by a third party who, to the knowledge of such Party, rightfully has possession of such information; and
(f) situation in which the confidential information is required to be disclosed by court order, law or regulatory body of PRC, the United States of America or any other countries, but prior to the required disclosure of any such confidential information, the Party, to the extent permitted by law, shall promptly notify the other Party and take appropriate confidential information protective measure as requested by such other Party, including, without limitation, by cooperating with such other Party, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential information by the Party seeking disclosure thereof.
13.4 The confidentiality obligations under this Article shall remain effective during the effective period of this Agreement and for three (3) years after the expiration or termination of this Agreement.
Article 14 Duration of the Company
14.1 The duration of the Company shall be fifty (50) years since the date on which the business license of the Company is issued.
14.2 An application for the extension of the duration of the Company, if proposed by Party A and approved by at least two-third majority of the Board of Directors, shall be submitted to the original approving authority of the government not later than one hundred and eighty (180) calendar days prior to the expiration date of the Company according to regulations.
Article 15 Termination and Dissolution
15.1 If any of the conditions or events set forth below shall occur and be continuing, any Party shall have the right to present a motion requesting the reorganization or dissolution of the Company, in which case the Parties shall negotiate to reorganize or dissolve the Company in accordance with Section 15.2 of this Agreement:
          (a) If, in either Party’s reasonable opinion, there has occurred a material breach of this Agreement and such breach is not cured within sixty (60) calendar days of written notice thereof from the non-breaching Party as a result of which the Company is severely limited or unable to continue its operation;
          (b) If the Company has experienced substantial cumulative amount of losses as a result of which the Company is severely limited or unable to continue its operation;
          (c) If a significant part of the assets of the Company is expropriated with or without proper compensation;
          (d) If any PRC governmental authority promulgates, modifies or cancels any laws, regulations or rules or interprets or implements them differently from when the Agreement was entered into, which has caused negative material impact to either Party and the Parties are unable to reach an agreement as provided for in Article 21 hereof;
          (e) If total or partial performance of fundamental duties under this Agreement is prevented by an event of Force Majeure for more than three hundred and sixty-five (365) calendar days as a result of which the Company is unable to continue its operation; and

          (f) If both Parties agree to terminate this Agreement.
15.2 In case of the occurrence of any of the situations in Sub-section 15.1, either Party shall have the right to call a Board meeting to discuss the reorganization or dissolution of the Company. The Chairman shall call such meeting within thirty (30) calendar days after receiving a written request from such Party. The Parties shall cause their respective representatives on the Board of Directors to be present at such meeting in person or by proxy to decide on whether or not to reorganize or dissolve the Company.
If the Parties are unable to reach an agreement on the reorganization or dissolution of the Company at such Board meeting, within thirty (30) calendar days following the ending date of the Board meeting, Party A shall have the right to elect to purchase Party B’s Interest in the Company, subject to any required governmental approvals, at a reasonable price as determined by the Board of Directors of the Company and agreed upon by both Parties.
The Parties shall, no later than thirty (30) calendar days following the above-mentioned thirty (30) calendar day period, convene a Board meeting, causing their respectively appointed directors on the Board to vote in favor of the resolution on the Interest transfer. After the Board adopts a resolution to transfer the Interest hereunder, the Parties shall fully cooperate in order to make an application for the transfer of the Interest within sixty (60) calendar days after the resolution is carried.
In the event that the examination and approval authority does not approve the transfer of the Interest within sixty (60) calendar days after the submission of such an application, or, if Party A elects to give up purchasing the other Party’s Interest within such thirty (30) calendar day period, all Parties may agree to terminate and dissolve the Company immediately, and may cause their respectively appointed directors on the Board of Directors to vote in favor thereof in a meeting of the Board of Directors convened therefore no later than ten (10) calendar days following such sixty (60) calendar or thirty (30) calendar day period. After the Board adopts a resolution to dissolve the Company hereunder, the Parties shall fully cooperate in order to make dissolution application timely and facilitate the approval by the examination and approval authority.
Article 16 Asset Disposition on Termination and Liquidation
16.1 Upon the expiration or early termination of the Company, liquidation of the Company shall be carried out in accordance with the Articles and with the liquidation measures applicable to foreign investment enterprises of the PRC and relevant laws and regulations.
16.2 Subject to the Articles, in disposing of the Company’s assets during liquidating proceedings, after paying the liquidation expenses and remuneration to the members of the liquidation committee as well as the debtors of the Company, the assets of the Company shall be distributed to each Party in accordance with the proportion of paid-up contribution to the registered capital of the Company.
Article 17 Insurance
The Company shall make necessary arrangements to be covered by insurance required by the relevant PRC laws and regulations.
Article 18 Amendment and Modification to the Agreement
Any amendment or modification to this Agreement and/or its appendices shall become effective only after a written agreement signed and executed by authorized representatives of both Parties hereto and, if necessary, upon approval by the original Examination and Approving Authority.

Article 19 Liabilities for Breach of the Agreement
19.1 Subject to the provisions of Article 20 of this Agreement, a Party shall be in breach of this Agreement if it fails fully to perform, or suspends its performance of, its obligation under this Agreement.
19.2 If the breaching Party does not make rectification within thirty (30) calendar days upon receiving the other Party’s notice and directly causes the other to suffer any cost, liability or loss, including but not limited to reasonable attorney fees and other expenses directly as result of a breach of this Agreement (but excluding loss of profit), the Party in breach shall indemnify the non-breaching Party and hold such non-breaching Party harmless.
Article 20 Force Majeure
20.1 Should any Party to this Agreement be directly prevented from performance in whole or in part of this Agreement, or should the level of difficulty of performance or cost of performance be substantially increased, because of an event of Force Majeure such as earthquake, typhoon, flood, fire, epidemic, war, riot, hostility, public disturbance, strikes, Acts of State or any other unforeseeable and/or uncontrollable event which is not within the reasonable and/or immediate control of the affected Party, then that Party so prevented shall not be liable for any losses and/or damages because of such non-performance or partial performance or delay. However, the affected Party shall send a written notice to the other Party by electronic-mail, facsimile or courier without delay, and within fifteen (15) calendar days thereafter, shall provide detailed information of the event to the other Party, explaining the reason of such inability to perform, or partial inability to perform, or necessity for a delayed performance.
20.2 Should the delay caused by any event of Force Majeure continue for more than three hundred and sixty-five (365) consecutive calendar days from the date of such notice, the other Parties may choose to either continue to perform this Agreement or terminate this Agreement in accordance with Article 15 hereof.
Article 21 Changes in Law
21.1 After the signing of this Agreement, if new laws, regulations, or rules are promulgated or any laws, regulations or rules are revised or cancelled, or such laws, regulations or rules are interpreted or implemented differently from when the Agreement is entered into, by the PRC government (including the central, provincial, municipal or local government and/or its departments), which cause any Party hereto to receive more favorable treatment than provided for hereunder, the relevant other Party shall immediately apply for such favorable treatment and each Party shall use its best endeavors to cause the application to be processed and approved promptly.
21.2 After the signing of this Agreement, if new laws, regulations or rules are promulgated or any laws, regulations or rules are modified or cancelled, or such laws, regulations or rules are interpreted or implemented differently from when the Agreement is entered into, by the PRC government (including the central, provincial, municipal or local government and/or its departments), which cause any Party hereto to sustain material losses in economic benefits provided for in this Agreement, all Parties hereto shall, within sixty (60) calendar days after the occurrence of any of the above described events, decide either
     (a) To terminate this Agreement; or

     (b) To make necessary adjustment through consultations between both Parties to ensure the economic benefits enjoyed by each affected Party to be no less than that such Party would have enjoyed if such promulgation, modification or cancellation of such laws, regulations or rules had not taken place or the different interpretation or implementation had not been made.
21.3 If after the occurrence of any of the events in Section 21.2 and no agreement is reached within the time limit stipulated in Section 21.2 by the Parties, any adversely affected Party shall have the right to request dissolution of the Company under the terms of Article 15 of this Agreement.
21.4 After the signing of this Agreement, if Party A is required by any applicable new laws, regulations, rules or any interpretations thereof to abide by certain principles in engaging in international business, then Party A shall have the right to observe such principles provided that such observance does not result in a material breach of this Agreement. Furthermore, all Parties shall make necessary adjustment to this Agreement if requested by Party A.
Article 22 Governing Law
Unless as otherwise specified in the appendices hereto, the formation, validity, interpretation, performance and disputes of this Agreement shall be governed and construed by the applicable laws or regulations of PRC. In the event there is no applicable law in PRC governing a particular aspect of this Agreement, references shall be made to international practices.
Article 23 Dispute Resolution
23.1 Any disputes in connection with this Agreement and/or its appendices, shall be settled through friendly consultations among all Parties hereto. In case no settlement can be reached through consultations, such disputes shall be submitted to arbitration by the China Council for the Promotion of International Trade (“CCPIT”) to be conducted in Beijing in accordance with the arbitration rules effective at the time of the application for the arbitration. The arbitration tribunal shall have no more than three arbiters and include at least one arbiter of foreign nationality appointed by Party A, and the hearing proceedings should be conducted in both English and Chinese. The arbitration award is final and binding upon all Parties hereto.
23.2 The Parties agree that during the arbitration proceedings, they shall continue to observe and perform this Agreement except for the provisions subject to or involved in arbitration.
Article 24 Language
     This Agreement shall be written in both Chinese and English languages. Both versions shall be equally authentic. In case of any dispute as to the interpretation, the Chinese version of the Agreement shall prevail.
Article 25 Other Related Documents
     Both Parties understand that there are other documents that are related, or have material impact, to the terms and conditions of this Agreement; such other documents are listed in the Appendix A of this Agreement.

Article 26 Effectiveness of the Agreement and Miscellaneous
26.1 This Agreement and its appendices shall constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede any prior understanding, communication, agreement and contract in respect of the subject matter hereof.
26.2 This Agreement and its appendices shall be in effect on the date of their approval by the governmental Examination and Approval Authority of the PRC with relevant authority and expire upon the completion of the liquidation and dissolution of the Company.
26.3 Failure or delay on the part of any Party to exercise any right or privilege under this Agreement shall not operate as a waiver nor shall any partial exercise of any right or privilege preclude any further exercise thereof. Any waiver by a Party at any time of a breach of any term or provision of this Agreement shall not be construed as a waiver by such Party of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.
26.4 Invalidity or avoidance of any part Agreement shall not affect the validity of the other parts hereof.
26.5 All notices during the performance of this Agreement shall be in written form. All notices shall be deemed sent and received:
(a) if transmitted by electronic-mail or fax, on the date of the transmission if the sending Party has appropriate evidence of successful transmission;
(b) if notice is mailed by a registered letter, ten (10) calendar days after the Party has put the notice into the mail with sufficient postage prepaid; and
(c) if the notice is delivered in person, when delivered to the address stipulated in this Agreement. All notices shall be delivered to the addresses or the fax numbers provided by the respective Party following the signature of such Party on the signature page hereof, or to such other address or fax number as may be notified by the respective Party to the other Party in writing.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives.
Party A (Stamp): Diodes Hong Kong Holding Company Limited
Address: 15660 Dallas Parkway, Suite 850, Dallas, Texas 75248, United States of America.
Telephone number: +001 972 385 2810
Fax number: +001 805 381 3841
Authorized Representative signature: /s/ Keh-Shew Lu

Date:	November 5, 2010

Party B (Stamp): Chengdu Ya Guang Electronic Company Limited
Address: 66 Fu-Hua Building, Dong Hong Road, Chenghua district, city of Chengdu, Sichuan province, PRC
Telephone number: 86 28 8474 9999
Fax number: 86 28 8474 9988
Authorized Representative signature: /s/ He Fang

Date:	November 5, 2010